As Filed with the Securities and Exchange Commission on September 1, 2000
                                                    Registration No. ___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
               ---------------------------------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
               --------------------------------------------------
                          LEGGETT & PLATT, INCORPORATED
             (Exact Name Of Registrant As Specified In Its Charter)

                                    Missouri
                         (State or other jurisdiction of
                         incorporation or organization)

                                   44-0324630
                                (I.R.S. Employer
                              Identification No.)

                               No. 1 Leggett Road
                            Carthage, Missouri 64836
                                 (417) 358-8131
               (Address, including zip code, and telephone number,
        including area code of, registrant's principal executive office)

        ----------------------------------------------------------------

                LEGGETT & PLATT, INCORPORATED 401(k) PLAN
                            (Full Title of the Plan)

                                 ERNEST C. JETT
                  Vice President, General Counsel and Secretary
                          Leggett & Platt, Incorporated
                               No. 1 Leggett Road
                            Carthage, Missouri 64836
                                 (417) 358-8131
            (Name, Address, including Zip Code and Telephone Number,
                   including Area Code, of Agent For Service)


                          CALCULATION OF REGISTRATION FEE
===============================================================================================
                                                                Proposed Maximum
      Title of               Amount        Proposed Maximum        Aggregate        Amount of
  Securities to be           to be          Offering Price       Offering Price    Registration
     Registered            Registered        Per Share(2)          Per Share(2)       Fee(3)
===============================================================================================
 Common Stock, $0.01     500,000 shares(1)     $17.5935            $8,796,750       $2,322.34
 par value per share(1)
=============================================================================================
 Preferred Stock
 Purchase Rights(3)          500,000             N/A                   N/A             N/A
=============================================================================================

(1) The registration statement also includes an indeterminable number of additional shares that may become issuable pursuant to antidilution provisions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) based on the average of the high and low prices for the Common Stock on August 30, 2000, as reported by The Wall Street Journal.

(3) Each share of Common Stock issued also currently represents one Preferred Stock Purchase Right. Such Rights cannot currently trade separately from the underlying Common Stock and therefore do not carry a separate price or necessitate an additional registration fee.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents, which are on file with the Securities and Exchange Commission, are incorporated herein by reference:

                  (a) Leggett & Platt, Incorporated's ("Leggett & Platt" or the "Company") Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-7845);

                  (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, filed on May 12, 2000 (File No. 1-7845);

                  (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, filed on August 11, 2000 (File No. 1-7845);

                  (d) The Company's Current Report on Form 8-K filed on February 2, 2000 (File No. 1-7845);

                  (e) The description of the Company's common stock contained in Form 8-A dated June 5, 1979, as amended on Form 8 dated May 10, 1984, including any amendments or reports filed for the purpose of updating such description.

                  (f) The description of the Company's Preferred Stock Purchase Rights contained in Form 8 dated January 25, 1999, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by Leggett & Platt and the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated, or deemed to be incorporated, by reference herein, shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


Item 4.  Description of Securities.

         The securities to be offered are registered under Section 12 of the 1934 Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

           The Registrant is a Missouri corporation. Section 351.355.1 of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Section 351.355.2 provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys' fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any claim, issue or matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court. Section 351.355.3 provides that a corporation shall indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355.1 or 351.355.2. Section
351.355.7 provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

         Under the Company's Restated Articles of Incorporation and Missouri corporation laws, each of the present and former directors and officers of the Company may be entitled to indemnification under certain circumstances from certain liabilities, claims and expenses arising from any threatened, pending or completed action, suit or proceeding (including any such action, suit or proceeding arising under the Securities Act of 1933 as amended), to which they are made a party by reason of the fact that he is or was a director or officer of the Company.

         The Company insures its directors and officers against certain liabilities and has insurance against certain payments which it may be obliged to make to such persons under the indemnification provisions of its Restated Articles of Incorporation.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         See Exhibit Index.

         The Registrant undertakes that it will submit the Plan and any amendment to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code.


Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To  include  any   material   information  with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Carthage, State of Missouri on the 1st day of September, 2000.


                                      LEGGETT & PLATT, INCORPORATED


                                      By:   /s/ Michael A. Glauber
                                          --------------------------------------
                                          Michael A. Glauber, Senior Vice
                                          President - Finance and Administration


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Harry M. Cornell, Jr., Michael A. Glauber, Robert A. Jefferies, Jr., and Ernest
C. Jett, or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                 Signature                                 Title                                   Date
                 ---------                                 -----                                   ----
         /s/ Felix E. Wright                      Vice Chairman of the Board, President and
--------------------------------------------      Chief Executive Officer; and Director       September 1, 2000
         Felix E. Wright                          (Principal Executive Officer)

         /s/ Michael A. Glauber                   Senior Vice President - Finance             September 1, 2000
--------------------------------------------      and Administration  (Principal
             Michael A. Glauber                   Financial Officer)

          /s/ Allan J. Ross                       Vice President - Accounting                 September 1, 2000
--------------------------------------------      (Principal Accounting Officer)
              Allan J. Ross

         /s/ Harry M. Cornell, Jr.                Chairman of the Board                       September 1, 2000
--------------------------------------------
            Harry M. Cornell, Jr.

         /s/ Raymond F. Bentele                   Director                                    September 1, 2000
--------------------------------------------
             Raymond F. Bentele

                                                  Director                                    September 1, 2000
--------------------------------------------
            Robert Ted Enloe, III

                                      II-4

         /s/ Richard T. Fisher                    Director                                    September 1, 2000
--------------------------------------------
             Richard T. Fisher

                                                  Senior Vice President;
--------------------------------------------      Chairman and Chief Executive
               Bob L. Gaddy                       Officer - Aluminum Products Segment;
                                                  Director                                    September 1, 2000

         /s/ David S. Haffner                     Executive Vice President and Chief
--------------------------------------------      Operating Officer; Director                 September 1, 2000
           David S. Haffner


         /s/ Thomas A. Hays                       Director                                    September 1, 2000
--------------------------------------------
            Thomas A. Hays

                                                  Senior Vice President -
--------------------------------------------      Mergers, Acquisitions and
         Robert A. Jefferies, Jr.                 Strategic Planning; Director                September 1, 2000


         /s/ Alexander M. Levine                  Director                                    September 1, 2000
--------------------------------------------
            Alexander M. Levine


         /s/ Ralph W. Clark
--------------------------------------------      Director                                    September 1, 2000
             Ralph W. Clark

                                                  Senior Vice President; Director             September 1, 2000
--------------------------------------------
             Duane W. Potter


      /s/ Maurice E. Purnell, Jr.                 Director                                    September 1, 2000
--------------------------------------------
          Maurice E. Purnell, Jr.

          /s/ Alice L. Walton                     Director                                    September 1, 2000
--------------------------------------------
             Alice L. Walton

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carthage, State of Missouri, on September 1, 2000.

                                     LEGGETT & PLATT, INCORPORATED FROZEN 401(K)
                                     PLAN

                                     By:  /s/ Michael A. Glauber
                                         ---------------------------------------
                                         Michael A. Glauber, Senior Vice
                                         President - Finance and Administration
                                         and Authorized Officer of the Plan

                                  EXHIBIT INDEX

     Exhibit Number   Description
     --------------   -----------

         4.1 Restated Articles of Incorporation as of May 13, 1987, incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-7845).

         4.2 Amendment to Restated Articles of Incorporation dated May 12, 1993, incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-7845).

         4.3 Amendment to Restated Articles of Incorporation dated May 16, 1999, incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-7845).

         4.4 By-Laws of the Company with all amendments through March 15, 1999, incorporated by reference to Exhibit 3.3 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-7845).

         4.5 Rights Agreement dated as of February 15, 1999 between the Registrant and ChaseMellon Shareholder Services, LLC, as Rights Agent, which includes the form of Certificate of Designations, setting forth the terms of the Series A Junior Participating Preferred Stock, no par value, as Exhibit A, the form of Rights Certificate as Exhibit B, and the Summary of Preferred Stock Purchase Rights as Exhibit C, incorporated by reference to Exhibit 1 to the Registrant's Current Report on Form 8-K filed December 1, 1998 (File No. 1-7845).

         23.1         Consent of Independent Accountants.

         24.1 Power of Attorney executed by members of the Company's Board of Directors regarding this Form S-8 (included on signature page).